SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]  Preliminary Information Statement

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                          BRL HOLDINGS, INC.
            (Name of Registrant as Specified in its Charter)

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     filing fee is calculated and state how it was determined):  N/A.

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                         BRL HOLDINGS, INC.

                        200 Perimeter Road
                  Manchester, New Hampshire 03103
                      (603)-641-8843, Ext. 11

                       INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND A PROXY

                             INTRODUCTION

          This Information Statement is being furnished to our stockholders in connection with resolutions providing for amendments to our Articles of Incorporation, BRL Holdings, Inc., a Delaware corporation (the "Company," and "we," "our," "us" and words of similar import), as follows, to-wit:

               1.   Change the name of our Company to "Element 21 Golf
                    Company"; and

               2. Increase the number of our authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

          These resolutions were unanimously adopted by our Board of Directors and seven persons (including members of our management) who own in excess of a majority of our outstanding voting securities (the "Majority Stockholders"), in accordance with Sections 141 and 228, respectively, of the Delaware General Corporation Law (the "Delaware Law"). See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Articles of Incorporation and Vote Required for Approval," herein. These seven persons collectively own 28,724,956 shares or approximately 59.9% of our outstanding voting securities, taking into account the 100% dividend discussed immediately below. No other votes are required or necessary to adopt these amendments, and none are being solicited hereunder. By their written consent, these seven persons are not part of a "group" for the purposes of Schedule 13D of the Securities and Exchange Commission.



               APPROXIMATE DATE OF MAILING: December 2, 2002.

          We have effected a 100% dividend on all outstanding shares that will also result in similar adjustments to all shares underlying our outstanding options, with a record date of October 4, 2002, a distribution date of November 8, 2002, and an ex-dividend date as of the opening of business on November 12, 2002. All computations herein take into account this dividend.

          The resolutions adopted by these persons authorize the name change and the proposed increase in our authorized capital. These amendments will become effective on the opening of business on December 23, 2002, or 21 days from the mailing of this Information Statement to our stockholders; and any executive officer, as required by Delaware Law, is entitled to execute and file the Certificate of Amendment with the Secretary of the State of the State of Delaware and such other agencies as may be deemed required or necessary.

          These amendments are the only matters covered by this Information Statement.

           Section 242(b) of the Delaware Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 141 and 228, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent. See the caption "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          The directors, executive officers and others comprising the Majority Stockholders who have adopted the resolutions to amend our Articles of Incorporation to change our name and to effect the authorized capital increase outlined above collectively own approximately 59.9% of our outstanding voting securities; accordingly, no additional votes are required or necessary to adopt these amendments to our Articles of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to change our name and increase our authorized capital which is not shared by all other stockholders, pro rata.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on November 25, 2002, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation, was 47,906,220, which does not include outstanding options to purchase 6,622,800 of our shares, 3,587,800 of which were exercisable as of the record date, and none of the holders of which are deemed to be our "affiliates."

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer and registrar agent, the following table sets forth the beneficial ownership of persons who own more than five percent of our common stock as of the record date and the date hereof, and the share holdings of management, to-wit:

                            Positions               Number and Percentage
Name and Address               Held              of Shares Beneficially Owned
----------------               ----              ----------------------------

                            Management
                            ----------

Gerald Enloe             Director & Chairman      2,950,460 (1)         6.15%
PO Box 14391
Humble TX 77347

Nataliya Hearn           President & Director     4,900,000 (1)        10.2%
3173 Sandwich Street, 37
Windsor, Ontario H3A P7S
Canada

Jim Morin                Vice President, Secretary/     -0- (1)         -0-
27672 Pasatiempo Drive   Treasurer, Directors
Mission Viejo, CA 92692

All Officers, Directors
as a Group  (3 Persons)                           7,850,460            16.4%

                               Others
                               ------


Tom Sawyer, Esq.         Stockholder              3,450,000 (2)(3)      7.2%
1151 CR 325
Lexington, TX 78947

Randy Renken, Esq.       Stockholder              4,455,396 (2)(3)(4)   9.3%
316 Main Street, Suite L
Humble, TX 77338

R. Bruce Reeves, Ph.D.   Stockholder              4,508,308 (2)(3)(5)   9.4%
754 Straw Hill
Manchester, NH 03104

Dimitry Sindalovsky      Stockholder              4,455,396 (2)(3)      9.3%
99  Harbour Square,
Suite 3106
Toronto, Ontario M5J 2H2

Paul Whitton             Stockholder              4,005,396 (2)(6)      8.4%
2415 Shakespeare #3
Houston, TX 77030

                              Total:             20,874,496            43.5%

     (1) Denotes new directors elected to fill vacancies, effective October 4, 2002, created by resignations following the change of control described under the heading "Contractual Arrangements Regarding Changes in Control," below, under this caption.

     (2) Except as indicated in other footnotes, each person has sole voting and dispositive power over the shares indicated.

     (3) Excludes shares underlying unexercised options, none of which are deemed to be owned by persons who are our "affiliates."

     (4) Includes 2,655,396 shares owned by Profit Consultants, Inc., a consulting company controlled by Mr. Renken.

     (5) Consists of 2,948,526 shares owned by Mr. Reeves directly, and 284,000 shares held by Robertson Financial Advisors, LLC of which Mr. Reeves is the Managing Member; it also includes 258,818 shares owned by Sandra J. Reeves, his wife, and 1,016,964 shares owned by Robertson Consultants, Inc. of which Ms. Reeves is an officer and 90% owner.

     (6) Includes 2,655,396 shares owned by Element 21, Inc., a privately held company controlled by Mr. Whitton.

Contractual Arrangements Regarding Changes in Control.
------------------------------------------------------

          Effective October 3, 2002, we acquired 100% of the outstanding common stock of Element 21 Golf Company, a recently formed Delaware corporation ("Element 21"), in a stock for stock transaction ("the Acquisition"). To complete the Acquisition, we agreed to issue up to 48,904,420 shares of our common stock consisting of the issuance of 42,472,420 shares of "restricted securities" (common stock) and the assumption of certain options granted by Element 21 to its officers, directors and consultants to purchase 6,432,000 shares of common stock, in recognition of options to purchase a like amount of shares of Element 21 held by these individuals.

          Element 21 was formed to acquire highly developed golf technology and to design, develop and market scandium alloy golf clubs. Scandium is Element No. 21 in the Periodic Table of Elements. When mixed with aluminum, scandium alloys are believed to exceed titanium with a higher strength to weight ratio of up to 25% and a specific density advantage of 55%. Scandium is simply lighter, stronger and more cost effective than titanium. We intend to commercialize this advanced metal technology originally developed in the former Soviet Union for military applications during the 1980's. Scandium alloys have been used in intercontinental ballistic missiles, jet aircraft, the Mir space station and most recently, in the International Space Station.

          Prior to the closing of the Acquisition, excluding shares underlying outstanding options, none of which are deemed to be owned by our "affiliates," Dr. Bruce Reeves, our then President and CEO, including the shares owned by Sandra J. Reeves, his wife, beneficially owned 1,344,156 shares or 49.5% of our outstanding voting securities. Immediately following the Acquisition, and also excluding shares underlying outstanding options, none of which are not deemed to be owned by our "affiliates," Dr. Reeves controlled 9.4% of our outstanding voting securities. Dr. Reeves was the founding director of Element 21, and was instrumental in its acquisition of the Element 21 golf technology. For these services, he was issued 2,100,000 shares of "restricted securities" (common stock") of Element 21, and was granted options to acquire an additional 817,500 shares of common stock for aggregate consideration of $817.50, payable in cash or services. All of these Element 21 shares and options were exchanged for like shares and options of our Company under the Element 21 Acquisition. None of the options of Dr. Reeves could be exercised for a period of 120 days. Dr. Reeves abstained from any voting on the Element 21 Acquisition. Dr. Reeves is currently a consultant to our Company.

          Also prior to our closing of the Acquisition, Richard F. Schubert, our Chairman, Richard Whitney, one of our directors, and Kevin T. McGuire, our Secretary/Treasurer, respectively owned, 144,422 shares or approximately 2.6%; 131,564 shares or approximately 2.4%; and 122,886 shares or approximately 2.3%.

          Management and directors of our Company immediately following the Acquisition resigned effective October 4, 2002, and designated the members of management and directors and executive officers of Element 21 as directors and executive officers of our Company who now hold all three seats on our Board of Directors and comprise all of our officers.

          Following the Acquisition, Dr. Nataliya Hearn, our new President and a director, owned 4,900,000 shares or 10.2% of our outstanding voting securities; and Gerald Enloe, a director and our Chairman, owned 2,950,460 shares or 6.15% of our outstanding voting securities. Jim Morin, our third director and Secretary/Treasurer, does not own any of our securities. These securities were acquired in exchange for securities of Element 21 under the Acquisition. The control of the present members of management is based upon stock ownership and their present respective positions with us, as directors and executive officers. No loans of any kind were a part of the consideration for the Acquisition, or any of the securities previously issued to the stockholders of Element 21 that were exchanged under the Acquisition. For additional information regarding the principal stockholders of our Company following the closing of the Element 21 Acquisition, see the table above under the caption "Voting Securities and Principal Holders Thereof."

          Immediately following the closing of the Acquisition, all with a record date of October 4, 2002, we (i) effected a 100% dividend on all outstanding shares that resulted in similar adjustments to all shares underlying outstanding options, with a distribution date of November 8, 2002, and an ex- dividend date of the opening of business on November 12, 2002, all as reflected herein; and we (ii) resolved to effect by exemption from registration under the Securities Act or by registration thereunder, a spin-off of our interests in two of our subsidiaries, Tech Ventures, Inc., a Delaware corporation ("Tech Ventures"), that was recently formed to hold substantially all of our assets and business that we owned prior to the closing of the Element 21 Acquisition, and of Advanced Conductor Technologies, Inc., a Delaware corporation ("Advanced Conductor"), both with ex-dividend dates of October 25, 2002, and distribution dates to be set once it has been determined whether these distributions can be made without registration under the Securities Act or must be subject to a prior registration statement filed with the Securities and Exchange Commission under the Securities Act. All holders of shares and options issued or exchanged under the Element 21 Acquisition waived any right to any of the spin-off dividends as a condition to the Acquisition, but all were accorded the 100% dividend with a distribution date of November 8, 2002.

          For further information regarding the Acquisition, see our 8-KA Current Report dated October 2, 2002, which was filed with the Securities and Exchange Commission on November 6, 2002, and which is incorporated herein by reference. This Report may be reviewed on the Internet at www.sec.gov in the EDGAR Archives; or on request to our address and/or telephone number on the cover page of this Information Statement, a copy of this Report will be promptly provided at no cost.

      CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.
---------------------------------

          The following delineates certain information concerning our newly designated directors and executive officers:
                                                             Positions
                                   Positions with          with Element 21
         Name            Age        the Company              Subsidiary
         ----            ---        -----------              ----------


     Nataliya Hearn,     35        President, CEO            President/CEO
     Ph.D.                         Director                  Director

     Jim Morin           53        Treasurer, Secretary      Treasurer,
                                   Principal Financial       Secretary
                                   Officer, Director         Director

     Gerald Enloe        54        Director                  Director

          Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

          The following is a summary of the business experience of each of our current directors and executive officers:

          Gerald Enloe of Houston, Texas, serves as a Director and Chairman of our Board. Mr. Enloe has served as President and CEO of Houston Industrial Materials, Inc. since 1991.

          Nataliya Hearn, Ph.D., is the President and CEO of our Company. Dr. Hearn is a Canadian citizen with her Ph.D. in Civil Engineering from Cambridge University in the United Kingdom. She is also a registered professional engineer. Dr. Hearn is currently a tenured Associate Professor at the University of Windsor and an Adjunct Professor at the University of Toronto; and she is currently a Director of Magnesium Alloy Corporation, Director of New Product Development and Marketing at Link-Pipe Inc. and Director of R&D at Materials Service Life LLC. She also has considerable experience in technology transfer, evaluation and government/industry grants.

          Jim Morin of Mission Viejo, California, serves as Executive Vice President of Product Development, Treasurer and Secretary of our Company. He has been associated with the golf industry for the past 20 years. Mr. Morin is an owner and officer of Hyper Industries, a golf development and marketing company. In his capacity with Hyper Industries, Mr. Morin has worked with Tommy Armour, Cleveland, Echelon, Calloway, Cobra, McHenry Metals Golf, Taylor Made, Lynx and other golf companies. Mr. Morin has extensive experience in high performance golf alloys, design, testing and production of clubs and shafts that will be of particular value to us in our planned operations.

Family Relationships.
---------------------

          There are no family relationships between any of our directors or executive officers.

Pending Legal Proceedings.
--------------------------

          To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          To the knowledge of our management and during the past 10 years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Executive Compensation.
-----------------------

          None of our present directors and executive officers have received any cash or other remuneration for services rendered to us; and no compensatory arrangements have yet been set for service in these capacities.

          We do not have any profit sharing, pension, bonus, incentive or other similar plan at this time, but we may adopt one or more of these plans in the future to assist in attracting and maintaining directors, executive officers and key and other employees.

          For further information regarding executive compensation during the past two fiscal years ended June 30, 2002 and 2001, see our 10-KSB Annual Report for the fiscal year ended June 30, 2002, which was filed with the Securities and Exchange Commission on November 14, 2002, and which is incorporated herein by reference. This Annual Report may be reviewed on the Internet at www.sec.gov in the EDGAR Archives; or on request to our address and/or telephone number on the cover page of this Information Statement, a copy of this Annual Report will be promptly provided at no cost.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                      AND VOTE REQUIRED FOR APPROVAL

          On October 3, 2002, we acquired 100% of the outstanding common stock of Element 21 in a stock for stock transaction called the "Acquisition" herein. To complete the Acquisition, we agreed to issue up to 48,904,420 shares of our common stock, consisting of the issuance of 42,472,420 shares of our "restricted securities" (common stock) and the assumption of options to officers, directors and consultants of Element 21 to purchase 6,432,000 shares of our common stock, in recognition of options to purchase a like amount of shares of Element 21 held by these individuals and exchanged as a part of the Acquisition. We wish to change our name to more accurately reflect our presently intended principal operations which are those that relate to the technology first acquired by Element 21 and then by us when we acquired Element 21. Taking into account the 100% dividend discussed above and reflected herein under the caption "Introduction," the authorized capital change would give us additional shares which could be issued in connection with any future capital raising activities or acquisitions that we may undertake. Taking into account this dividend and the shares underlying presently outstanding options, we do not have sufficient securities authorized to issue shares underlying all of the options, if and when they become exercisable, or for any other material purpose. Of the 50,000,000 presently authorized shares of common stock we have, 47,906,220 issued and outstanding, not taking into account 6,622,800 shares underlying outstanding options.

          Section 242(b)of the Delaware Law provides that every amendment to the Certificate of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 141 and 228, respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

          Resolutions to change our name and to effect the authorized capital increase outlined above were unanimously adopted by the Board of Directors and all seven stockholders named under the caption "Voting Securities and Principal Holders Thereof," and who collectively own 59.9% of our outstanding voting securities, by written consent, in accordance with Sections 141 and 228, respectively, of the Delaware Law. No other votes are required or necessary to effect the amendments.

          The effective date of the name change and increase in our authorized capital will be on the opening of business on December 23, 2002, or 21 days from the mailing of this Information Statement to our stockholders.



                                 NOTICE

SEVEN MAJORITY STOCKHOLDERS OF OUR COMPANY WHO HAVE CONSENTED TO THE CHANGE OF OUR COMPANY'S NAME AND THE INCREASE OF OUR AUTHORIZED CAPITAL OWN A SUFFICIENT
 NUMBER OF OUR VOTING SECURITIES TO ADOPT THESE AMENDMENTS TO THE ARTICLES OF
   INCORPORATION AND HAVE DONE SO, TO BE EFFECTIVE ON DECEMBER 23, 2002; NO
    FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



December 2, 2002              Nataliya Hearn, Ph.D.
                              President and Director